As filed with the Securities and Exchange Commission on December 23, 2025.

Registration No. 333-290588

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.2

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XFLH Capital Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8 The Green #6565

Dover, DE, 19901

(551) 358-2652

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bill Huo, Esq. Michael Goldstein, Esq. Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, NY 10006 (212) 599-3322	Arila E. Zhou, Esq. Ze’-ev D. Eiger, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 (212) 451-2907

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

XFLH Capital Corporation is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-290588) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement between Registrant and Maxim Group LLC.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary shares Certificate.*
4.3	Specimen Right Certificate.*
4.4	Form of Rights Agreement between Continental and the Registrant.*
5.1	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Registrant.*
5.2	Opinion of Becker & Poliakoff, P.A., counsel to the Registrant.*
10.1	Promissory Note, dated as of August 29, 2025, issued to XFLH Holdings Limited.**
10.2	Form of Letter Agreement among the Registrant, and its officers, directors, Maxim Group LLC and XFLH Holdings Limited.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders.*
10.5	Securities Subscription Agreement, dated August 21, 2025, between the Registrant and XFLH Holdings Limited.**
10.6	Private Placement Units Purchase Agreement between the Registrant and XFLH Holdings Limited.*
10.7	Form of Indemnity Agreement.*
10.8	Form of Administrative Services Agreement, by and between the Registrant and XFLH Holdings Limited.*
14	Form of Code of Ethics.*
23.1	Consent of Audit Alliance LLP**
23.2	Consent of Harney Westwood & Riegels (included on Exhibit 5.1).*
23.3	Consent of Becker & Poliakoff, P.A. (included on Exhibit 5.2).*
24	Power of Attorney (included on the signature page hereto).**
96.1	Clawback Policy.*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating Committee Charter.*
99.4	Consent of Chennong Huang to act as independent director nominee.**
99.5	Consent of Jonathan Yee Fung Cheng to act as independent director nominee.**
99.6	Consent of Heung Ming Henry Wong to act as independent director nominee.**
107	Filing Fee Table.**

*	Filed herewith.

**	Previously Filed

***	To be filed by Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of December 2025.

XFLH CAPITAL CORPORATION

By:	/s/ Yanzhe Yang
Name:	Yanzhe Yang
Title:	Chief Executive Officer and Director

By:	/s/ Tianshi Yang
Name:	Tianshi Yang
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yanzhe Yang and Tianshi Yang, or either of them, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Yanzhe Yang	Chief Executive Director & Director	December 23, 2025
Yanzhe Yang

/s/ Tianshi Yang	Chief Financial Officer	December 23, 2025
Tianshi Yang

/s/ Chennong Huang	Director	December 23, 2025
Chennong Huang

/s/ Jonathan Yee Fung Cheng	Director	December 23, 2025
Jonathan Yee Fung Cheng

/s/ Heung Ming Henry Wong	Director	December 23, 2025
Heung Ming Henry Wong

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of XFLH Capital Corporation has signed this registration statement or amendment thereto in Newark, Delaware on December 23, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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